EXHIBIT 3.16

CERTIFICATE OF INCORPORATION

OF

Tempur-Pedic Manufacturing, Inc.

* * * * *

1. The name of the corporation is: Tempur-Pedic Manufacturing, Inc.

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street. Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One thousand (1,000) and the par value of each of such shares is: One cent ($0.01) amounting in the aggregate to Ten Dollars ($ 10).

5. The name and mailing address of each incorporator is as follow:

NAME	MAILING ADDRESS
Kyle E. Turner	1713 Jaggie Fox Way Lexington, KY 40511

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME MAILING ADDRESS

NAME	MAILING ADDRESS
H. Thomas Bryant	1713 Jaggie Fox Way Lexington, KY 40511

Dale E. Williams	1713 Jaggie Fox Way Lexington, KY 40511

Matthew Clift	1713 Jaggie Fox Way Lexington, KY 40511

6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

7. Elections of directors need not be by written ballot unless the by-laws of the corporation shall provide.

8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and ail rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

11. The effective date of this CERTIFICATE OF INCORPORATION is July 1, 2008.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hands this 24th day of June, 2008.

/s/ Kyle E. Turner

Kyle E. Turner

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of TEMPUR-PEDIC MANUFACTURING, INC., a Delaware Corporation, on this 21st day of November, A.D. 2011, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 615 South DuPont Highway Street, in the City of Dover County of Kent Zip Code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is National Corporate Research, Ltd.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this, certificate to be signed by an authorized officer, the 21st day of November, A.D., 2011.

By:	/s/ William H. Poche
Authorized Officer

Name:	William H. Poche
Print or Type

Title:	Treasurer and Secretary